Exhibit 10.4

FOURTH AMENDMENT OF DEED OF LEASE AND

FIRST EXTENSION OF TERM

THIS FOURTH AMENDMENT OF DEED OF LEASE AND FIRST EXTENSION OF TERM (“Agreement”) is made as of this 26th day of April 2010 (“Effective Date”) by and between TYSONS CORNER PROPERTY LLC, a Virginia limited liability company (“Landlord”), and MICROSTRATEGY INCORPORATED, a Delaware corporation (“Tenant”), dba MicroStrategy.

R E C I T A L S

A. Landlord and Tenant entered into that certain Deed of Lease for Office Space made as of January 7, 2000 (“Office Lease”), as amended by that certain First Amendment to Lease made as of August 9, 2000 (“First Amendment”), and by that certain Second Amendment to Lease made as of October 31, 2002 (“Second Amendment”), and by that certain Settlement Agreement, Release and Confidentiality Agreement made as of October 31, 2002 (“Release Agreement”), and by that certain Third Amendment of Deed of Lease for Second Additional Space made as of September 20, 2006 (“Third Amendment”), for the lease of certain premises more commonly known as suite numbers 104, 105, 200, 300, 400, 500 and 600. The Office Lease, First Amendment, Second Amendment, Release Agreement and Third Amendment are sometimes collectively referred to as the “Lease”. Through a scrivener’s error, the Office Lease and the First Amendment inadvertently and incorrectly referred to Tenant as “Microstrategy, Inc.”

B. Landlord and Tenant desire to extend and further amend the Lease as hereinafter set forth.

T E R M S

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants herein contained, and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initial capitalized terms used in this Agreement shall have the same meaning given such terms in the Lease, unless otherwise defined in this Agreement.

2. Extension of Term

2.1. Extension of Term. The term of the Lease is extended for four (4) months commencing on July 1, 2010, and expiring on October 31, 2010 (“Extended Term”), upon all of the terms, covenants, conditions and rents contained in the Lease, except as otherwise set forth in this Agreement.

2.2. Condition of Premises. Tenant acknowledges and agrees that Landlord shall have no obligation to undertake any work of improvement upon the Premises and that Tenant shall continue to lease the Premises for the Term, as hereby extended, in an “As Is” condition; however, nothing in this Section 2.2 shall be deemed to modify Landlord’s repair obligations as set forth in Section 5.8 of the Lease.

3. Base Rent. Notwithstanding anything to the contrary contained herein or in the Lease, commencing on July 1, 2010 and continuing through October 31, 2010, Tenant’s Base Rent shall be Eight Million Four Thousand Four Hundred Thirty Three and 72/100 Dollars ($8,004,433.72) annually, to be pro-rated and paid in advance for the entire Extended Term pursuant to Paragraph 4 herein below.

4. Payment of Rent for Extended Term. Notwithstanding anything to the contrary contained herein or in the Lease, this Agreement is expressly conditioned upon Tenant delivering to Landlord, concurrently with the delivery to Landlord of this Agreement executed by Tenant, a negotiable check made payable to Landlord in the amount of Three Million Sixty One Thousand Four Hundred Sixty Seven and 60/100 Dollars ($3,061,467.60) which such amount shall be applied towards Tenant’s pro-rated Base Rent for the Extended Term, Tenant’s Share of Real Estate Taxes for the Extended Term, Tenant’s Share of Operating Costs for the Extended Term and any other Additional Rent due under the Lease or this Agreement for the Extended Term. The provisions of this Paragraph 4 are solely for the benefit of Landlord and any condition may be waived by Landlord at any time in its sole discretion.

5. Letter of Credit. This Agreement is further expressly conditioned upon Tenant delivering to Landlord, within two (2) business days of Tenant’s receipt of a fully-executed counterpart of this Agreement, a further amendment to Tenant’s Letter of Credit (as such is described at Section 1.9 of the Lease), which amendment shall amend the Letter of Credit as follows: (a) the Expiration date of the Letter of Credit shall be extended from August 29, 2010 (as amended by Amendment No. 4 to the Letter of Credit dated February 26, 2010) to December 30, 2010, (b) the portion of the Letter of Credit that reads “[PERIOD] JULY 1, 2009 THROUGH JUNE 30, 2010 [AMOUNT AVAILABLE] $800,412.22” (as amended by Amendment No. 2 to the Letter of Credit dated August 15, 2000), shall be deleted and replaced with the following:“[PERIOD] JULY 1, 2009 THROUGH DECEMBER 30, 2010 [AMOUNT AVAILABLE] $800,412.22”, (c) the portion of the Letter of Credit that reads “THIS LETTER OF CREDIT WILL NOT BE AUTOMATICALLY EXTENDED BEYOND JUNE 30, 2010” (as amended by Amendment No. 2 to the Letter of Credit dated August 15, 2000), shall be deleted and replaced with the following: “THIS LETTER OF CREDIT WILL NOT BE AUTOMATICALLY EXTENDED BEYOND DECEMBER 30, 2010”, and (d) the Beneficiary’s address shall be deleted and replaced with the following: TYSONS CORNER PROPERTY LLC c/o THE MACERICH COMPANY, 401 WILSHIRE BOULEVARD, SUITE 700, SANTA MONICA, CALIFORNIA 90401, ATTN: LEGAL DEPARTMENT, GENERAL COUNSEL, with all other terms and conditions of the Letter of Credit remaining unchanged.

6. Termination and Surrender and Holding Over. Tenant shall, upon the expiration or sooner termination of the Extended Term, vacate and surrender the Premises to Landlord on or before midnight on October 31, 2010 (“Expiry Date”) in the manner and in the condition required by the Lease, including, without limitation, Section 6.11 of the Lease, as if Tenant were surrendering possession of the Premises on the expiration date specified in the Lease. If Tenant shall not immediately surrender the entire Premises on the Expiry Date, the Base Rent and all additional rent payable by Tenant hereunder (which shall be payable with respect to the entire Premises regardless of what portion thereof remains occupied by Tenant) shall be payable and subject to increase pursuant to the provisions of, and in the time and manner described, at Section 3.2 of the Lease.

7. Effect. Except as expressly modified by this Agreement, the Lease shall remain unchanged and in full force and effect.

8. No Modification or Waiver. Except as otherwise expressly set forth herein, nothing in this Agreement shall be deemed to waive or modify any of the provisions of the Lease.

9. No Offer. Landlord and Tenant hereby agree that Landlord’s submission of this Agreement to Tenant shall not constitute an offer to amend the Lease. This Agreement shall be effective only, and is expressly conditioned, upon the execution of this Agreement by Landlord and Tenant.

10. Captions. The captions and Section numbers appearing in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit, amplify, define, construe or describe the scope or intent of the terms or provisions of this Agreement.

11. Brokers. Landlord and Tenant shall each indemnify, defend and hold the other harmless from and against, all damages (including reasonable attorneys’ fees and costs) resulting from any claims that may be asserted against Landlord or Tenant by any broker, finder, or other person with whom the indemnifying party has or purportedly has dealt.

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

13. Successors. The provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

14. Tenant’s Representation. Tenant represents that it holds the entire tenant interest in the Lease and that it has not made any assignment, sublease (except for any and all existing subleases which have been previously approved by Landlord or otherwise permitted in accordance with the Lease), transfer, conveyance or other disposition of the Lease or any interest in the Lease.

15. Executory Authority. Each party executing this Agreement hereby represents and warrants that the individual executing this Agreement on behalf of such party has full power and authority to bind such party to the terms hereof.

16. Attorneys’ Fees. In the event that at any time after the date hereof either Landlord or Tenant shall institute any action or proceeding against the other(s) relating to this Agreement, then and in that event, the party(ies) not prevailing in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys’ fees and all costs and disbursements incurred therein by the prevailing party.

IN WITNESS WHEREOF, this Agreement has been entered into by the parties as of the day and year first above written.

LANDLORD:	TYSONS CORNER PROPERTY LLC,
a Virginia limited liability company

	By:	MACW PROPERTY MANAGEMENT, LLC,
a New York limited liability company, its property manager

		By:	/s/ Eric Salo
		Name:	Eric Salo
		Title:	Senior Vice President

TENANT:	MICROSTRATEGY INCORPORATED,
a Delaware corporation

		By:	/s/ Douglas K. Thede
		Name:	Douglas K. Thede
		Title:	Executive Vice President, Finance & CFO

		By:	/s/ Sanju K. Bansal
		Name:	Sanju K. Bansal
		Title:	Secretary

3